Exhibit 99.1

CONTACT:

Robin Yocum
614.212.2344
614.378.3286
FOR IMMEDIATE RELEASE
SENIOR MANAGEMENT CHANGES AT MAX & ERMA’S
     Columbus, Ohio – (May 10, 2006) Rob Lindeman will leave his post as president of Max & Erma’s Restaurants for a senior level post at CASTO, Max & Erma’s CEO Todd Barnum announced today.
     Lindeman will assume the post of senior vice president of operations for CASTO on July 21.
     “This is one of those opportunities of a lifetime,” Barnum said. “Rob has been a terrific and energetic president and we’re sorry to see him go. His contributions to Max & Erma’s have been considerable and we certainly wish him the best.”
     Lindeman, 37, began working for Max & Erma’s as a waiter while in college. He held a variety of management positions and was appointed president in September.
     “My years at Max & Erma’s and my tenure as its president could not have been better,” Lindeman said. “It was a difficult decision because I’ve been with Max & Erma’s my entire professional career. Still, it is an opportunity that I could not pass up.”
     Barnum said he will reassume the position of company president.
     Max & Erma’s is headquartered in Columbus, Ohio, and is one of the nation’s leading casual dining restaurants with more than 100 corporate and franchise restaurants located primarily in the Midwest. It trades on the NASDAQ under the symbol, MAXE.